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                                                                   EXHIBIT 23.1





                   NOBLE DRILLING CORPORATION AND SUBSIDIARIES





                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-3289), Form S-8 (33-15269), Form S-8 (No. 33-18966), Form S-8 (33-46724), Form S-8 (33-50270), Form S-8 (33-50272) and
Form S-8 (33-62394) of Noble Drilling Corporation of our report dated January 30, 1997, except as to Note 15, which is as of February 19, 1997, appearing on page 24 of this Form 10-K.





PRICE WATERHOUSE LLP

Houston, Texas
March 27, 1997